EXHIBIT 23.4

Independent Auditors’ Consent

The Board of Directors

American Safety Insurance Holdings, Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Atlanta, Georgia

October 16, 2003